UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 27, 2015

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES

CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK	10504
(Address of principal executive offices)	(Zip Code)

914-499-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) (Compensatory Arrangements of Certain Officers)

The following are compensation arrangements for the Company’s named executive officers identified in the 2014 Proxy Statement who were employed by the Company during 2014(1), as well as for Martin Schroeter, the Company’s Senior Vice President and Chief Financial Officer, effective January 1, 2014.  Further information regarding the structure of compensation programs and awards will be included in the Company’s 2015 Proxy Statement.

	2014 Annual	2015 Cash		2015 Long-Term Incentive Award
	Incentive Payout	Salary Rate	Annual Incentive Target	Performance Share Units*
V. M. Rometty	$3,600,000	$1,600,000	$5,000,000	$13,300,000
M. J. Schroeter	$747,600	$725,000	$979,000	$4,500,000
S. A. Mills	$703,500	$745,000	$1,005,000	$5,000,000
J. E. Kelly III	$791,100	$700,000	$945,000	$5,000,000
R.C. Weber**	$737,520	$650,000	$878,000	$ N/A

* Performance share units will be granted on June 8, 2015.  The actual number of units granted on this date will be determined by dividing the value shown above by a predetermined, formulaic planning price for the second quarter 2015.  These performance share units will be paid out in February 2018 as explained in the Company’s Proxy Statement.

** As previously disclosed by the Company, effective January 1, 2015, Mr. Weber is no longer serving as an officer of the Company and is employed as a Senior Advisor to the Company until he retires later in 2015.

(1)  Mr. Loughridge was a named executive officer in the Company’s 2014 Proxy Statement filed on March 10, 2014.  Mr. Loughridge is not included in the table above because he retired from the Company effective December 31, 2013.

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/).  IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 30, 2015

	By:	/s/ Christina M. Montgomery
Christina M. Montgomery
Vice President, Assistant General Counsel and Secretary